Exhibit 10.2g

LOAN PARTY JOINDER AGREEMENT

THIS LOAN PARTY JOINDER AGREEMENT (this “Agreement”), dated as of January 28, 2010, is entered into between Edgen Murray do Brasil Limitada, a sociedade por quotas de responsabilidade limitada registered in Brazil with identification number 11.313.909 (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of May 11, 2007 among Edgen Murray Corporation, Edgen Murray Canada Inc., Edgen Murray Europe Limited, Edgen Murray Pte., Ltd. (the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent, US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent, and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as the Singapore Administrative Agent and the Singapore Collateral Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, and (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the applicable guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. The New Subsidiary will execute and deliver such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement, but only as and when required thereunder.

3. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

Edgen Murray do Brasil Limitada c/o Edgen Murray Corporation 18444 Highland Road Baton Rouge, LA 70809

4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

Edgen Murray do Brasil Limitada

By:	/s/ ALEXANDRE R. CHEQUER
Name:	Alexandre R. Chequer
Title:	Manager

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ TIMOTHY J. WHITEFOOT
Name:	Timothy J. Whitefoot
Title:	Vice President

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